Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (File Number: 333-265158) on Form F-3 and in the registration statements (File Numbers: 333-149302, 333-149301, 333-112797 and 333-112796) on Form S-8 of Barclays Bank PLC of our report dated February 12, 2025, with respect to the consolidated financial statements of Barclays Bank PLC, included in the annual report on Form 20-F of Barclays Bank PLC, for the year ended December 31, 2024.

/s/ KPMG LLP

KPMG LLP
London, United Kingdom
February 13, 2025
Barclays Bank PLC 2024 Annual Report on Form 20-F